Exhibit 4.4

                                                                  EXECUTION COPY



                                  $175,000,000

                          6.875% Senior Notes due 2013








                         SUBURBAN PROPANE PARTNERS, L.P.

                        (a Delaware limited partnership)

                                       and

                          SUBURBAN ENERGY FINANCE CORP.

                            (a Delaware corporation)






                                   as Issuers









                               PURCHASE AGREEMENT




December 18, 2003


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                                                               December 18, 2003

Wachovia Capital Markets, LLC
Goldman, Sachs & Co.
c/o  Wachovia Capital Markets, LLC
     One Wachovia Center
     301 South College Street
     Charlotte, North Carolina  28288

Ladies and Gentlemen:

     Suburban Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), and Suburban Energy Finance Corp., a Delaware corporation ("Finance Corp." and together with the Partnership, the "Issuers"), propose, subject to the terms and conditions stated herein, to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers"), for whom Wachovia Capital Markets, LLC and Goldman, Sachs & Co. are acting as Representatives (in such capacity, the "Representatives"), $175,000,000 aggregate principal amount of their 6.875% Senior Notes due 2013 (the "Notes"). The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of the Closing Date (as defined in Section 2 hereof), among the Issuers and The Bank of New York, as trustee (the "Trustee").

     Concurrently with the offering of the Notes (this "Offering"), the Partnership is offering 2,600,000 common units representing limited partner interests ("Common Units") in a public offering. Neither this Offering nor the concurrent public offering of Common Units is contingent on the completion of the other. The net proceeds of this Offering, together with the net proceeds from the concurrent offering of Common Units, will be used to fund the acquisition (the "Acquisition") of substantially all of the assets and operations of Agway Energy Products LLC, Agway Energy Services, Inc. and Agway Energy Services PA, Inc. (collectively, "Agway Energy") and for general partnership purposes.

     The Notes will be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("Regulation S"). The Initial Purchasers have advised the Issuers that they will offer and sell the Notes purchased by them hereunder in accordance with Section 3 hereof as soon as the Representatives deem advisable.

     In the event the Acquisition does not close on the Closing Date, the Issuers will enter into an escrow and security agreement, dated as of the Closing Date (the "Escrow and Security Agreement"), among the Issuers, the Initial Purchasers and the Trustee, as escrow agent (the "Escrow Agent"), pursuant to which the Initial Purchasers will deposit the net proceeds of this Offering into an escrow account (the "Escrow Account") held by the Escrow Agent, and the Issuers will contribute to the Escrow Account an amount in cash such that the total escrowed


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funds will be sufficient to pay the Special Redemption Price (as defined below).
The Notes are subject to special redemption no later than February 29, 2004, at a special redemption price equal to 101% of the aggregate principal amount of the Notes plus accrued interest to, but not including, the redemption date (the "Special Redemption Price") if the Acquisition is not consummated by February
15, 2004. Alternatively, the Issuers may redeem the Notes, at their option, in whole but not in part, at any time prior to February 29, 2004, if, in their judgment, the Acquisition will not be consummated by February 15, 2004, at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued interest to, but not including, the redemption date.

     This Agreement, the Escrow and Security Agreement, the Registration Rights Agreement, to be dated the Closing Date, among the Initial Purchasers and the Issuers (the "Registration Rights Agreement") and the Indenture are hereinafter collectively referred to as the "Transaction Documents" and the execution and delivery of the Transaction Documents and the transactions contemplated herein and therein are hereinafter referred to as the "Transactions."

     In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated December 5, 2003 (the "Preliminary Memorandum") and a final offering memorandum, dated the date hereof (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum"). Each Memorandum sets forth certain information concerning the Issuers, the Notes, the Transaction Documents, the Transactions and the Acquisition. Each Issuer hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. As used herein, the term "Memorandum" shall include, except where specifically noted, in each case the documents incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     The Partnership and Suburban Propane, L.P., a Delaware limited partnership (the "Operating Partnership") are collectively referred to herein as the "Partnership Entities," and Suburban Sales & Service, Inc., a Delaware corporation, Suburban Holdings, Inc., a Delaware corporation, Suburban @ Home, Inc., a Delaware corporation, Suburban Franchising, Inc., a Nevada corporation, and Gas Connection, Inc., an Oregon corporation, all of which are subsidiaries of the Operating Partnership, are collectively referred to herein as the "Subsidiaries."

     1. Representations and Warranties of the Issuers. The Issuers jointly and severally represent and warrant to, and agree with, each of the Initial Purchasers that:

          (a) The Preliminary Memorandum does not contain, and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, and any amendment or supplement thereto does not and will not contain, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that



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     the representations or warranties set forth in this paragraph shall not apply to statements in or omissions from either Memorandum made in reliance upon and in conformity with information furnished in writing to the Issuers by the Representatives expressly for use therein, as specified in Section 11.

          (b) The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The documents incorporated by reference in the Final Memorandum, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Final Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) None of the Issuers, the Operating Partnership or any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Final Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that, individually or in the aggregate, would have a material adverse effect on the business, prospects, operations, financial condition or results of operations of the Issuers, the Operating Partnership and the Subsidiaries taken as a whole (a "Material Adverse Effect"), otherwise than as set forth or contemplated in the Final Memorandum. In addition, since the respective dates as of which information is given in the Final Memorandum, (i) none of the Partnership and its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction (other than the Acquisition) in each case not in the ordinary course of business; (ii) the Partnership has not purchased any of its outstanding capital stock, and, except for regular quarterly distributions on the common units of the Partnership in amounts per share that are consistent with past practice, has not declared, paid or otherwise made any dividend or distributions of any kind on any class of its capital stock; and (iii) there has not been any change in the partners' capital or long-term debt (other than borrowings under the Operating Partnership's existing credit facility) of either of the Issuers or the Operating Partnership or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, partners' capital or results of operations of either of the Issuers or the Operating Partnership, otherwise than as set forth or contemplated in the Final Memorandum.

          (d) Each of the Issuers, the Operating Partnership and the Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Final Memorandum or such as do not materially affect the value of



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     such property and do not materially interfere with the use made and proposed to be made of such property by that Issuer, Operating Partnership or Subsidiary. All real property and buildings held under lease by the Issuers, the Operating Partnership or the Subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the lessee.

          (e) Each of the Partnership Entities is and on the Closing Date will be a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with all necessary partnership power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly licensed or qualified to do business and is in good standing as a foreign limited partnership in all jurisdictions in which it owns or leases properties or conducts any business so as to require such licensing or qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificates of limited partnership of the Partnership and the Operating Partnership, and all amendments thereto, and of the agreements of limited partnership of the Partnership, as amended and restated (the "Partnership Agreement") and the Operating Partnership, as amended and restated (the "Operating Partnership Agreement"), have been delivered to the Initial Purchasers.

          (f) Finance Corp. is and on the Closing Date will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly licensed or qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which it owns or leases properties or conducts any business so as to require such licensing or qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificate of incorporation of Finance Corp., and all amendments thereto (the "Certificate of Incorporation"), and of the by-laws of Finance Corp., as amended and restated (the "By-laws"), have been delivered to the Initial Purchasers.

          (g) Suburban Energy Services Group LLC, the general partner of each of the Partnership Entities (the "General Partner"), has been, and on the Closing Date will be, duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificate of formation and the limited liability company agreement of the General Partner, and all amendments thereto, have been delivered to the Initial Purchasers.

          (h) Each of the Subsidiaries has been, and on the Closing Date will be, duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and



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

     conduct its business as described in the Final Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Complete and correct copies of the certificate of incorporation and the bylaws of each of the Subsidiaries have been delivered to the Initial Purchasers.

          (i) The Partnership has no direct or indirect subsidiaries (other than the Operating Partnership and the Subsidiaries) that, taken as a whole, would be deemed to be a significant subsidiary (as such term is defined in Section 1-02 of Regulation S-X under the Act).

          (j) The General Partner is the sole general partner of the Partnership with a 0.55% general partner interest in the Partnership; such general partner interest is duly authorized by the Partnership Agreement and was validly issued to the General Partner. The General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Final Memorandum).

          (k) The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest is duly authorized by the Operating Partnership Agreement, and was validly issued to the General Partner. The General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as would not, individually or in the aggregate, be material to such ownership or as described in the Final Memorandum).

          (l) The Partnership is the sole limited partner of the Operating Partnership with a limited partner interest of 98.9899%; such limited partner interest is duly authorized by the Operating Partnership Agreement, and was validly issued to the Partnership and is fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Final Memorandum under the captions "Unitholders may not have limited liability in some circumstances" and "Unitholders may have liability to repay distributions"). The Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as would not, individually or in the aggregate, be material to such ownership or as described in the Final Memorandum).

          (m) All of the outstanding shares of capital stock of Finance Corp. have been duly authorized and are fully paid and nonassessable. The issued shares of capital stock of Finance Corp. are owned by the Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or other claims. All of the outstanding membership interests of the General Partner are owned by management and other key employees of the Partnership.



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          (n) All of the outstanding shares of capital stock of each of the
     Subsidiaries have been duly authorized and are fully paid and nonassessable. The issued shares of capital stock of each of the Subsidiaries are owned by the Operating Partnership, free and clear of all liens, encumbrances, security interests, equities, charges or other claims. All of the outstanding membership interests of the General Partner are owned by management and other key employees of the Partnership.

          (o) The Partnership has an authorized capitalization as set forth in the Final Memorandum, and all of the issued and outstanding Common Units of the Partnership have been duly and validly authorized and issued, are fully paid and nonassessable (except as nonasessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Final Memorandum under the captions "Unitholders may not have limited liability in some circumstances" and "Unitholders may have liability to repay distributions") and conform to the description of the Common Units contained in the Final Memorandum.

          (p) The execution, delivery and performance by each of the Issuers and the Operating Partnership (with respect to Section 7 hereof) of this Agreement and the other Transaction Documents, the issuance and sale of the Notes and the compliance by the Issuers with all of the provisions of the Notes, the Indenture, the Escrow and Security Agreement, the Registration Rights Agreement and this Agreement and compliance by the Operating Partnership with the provisions of Section 7 hereof, and the consummation of the transactions contemplated hereby and thereby and the consummation of the Acquisition will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the Issuers, the Operating Partnership or any of the Subsidiaries is a party or by which either of the Issuers, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of either of the Issuers, the Operating Partnership or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the Partnership Agreement, the Operating Partnership Agreement, the Certificate of Incorporation or the By-laws or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either of the Issuers, the Operating Partnership or any of the Subsidiaries or any of their properties, except for breaches, violations or defaults (other than those relating to the Partnership Agreement, the Operating Partnership Agreement or the Certificate of Incorporation) that would not, individually or in the aggregate, have a Material Adverse Effect or impair the Partnership's ability to consummate the transactions herein contemplated. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuers of the transactions contemplated by this Agreement and the Operating Partnership with the provisions in Section 7 hereof, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the offer or sale of the Notes and by federal and state securities laws with respect to the obligations of the Issuers under the Registration Rights Agreement.

          (q) The financial statements and pro forma financial data, together with related schedules and notes, included or incorporated by reference in the Final Memorandum present



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     fairly (i) the consolidated financial condition of the Partnership and the combined financial condition of Agway Energy, in each case as of the respective dates thereof, and (ii) the consolidated results of operations and cash flows of the Partnership and the combined results of operations and cash flows of Agway Energy, in each case for the respective periods covered thereby; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the entire period involved, except as otherwise disclosed in the Final Memorandum; and the other financial and statistical information included or incorporated by reference in the Final Memorandum are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Partnership. No other financial statements or schedules of the Partnership are required by the Act, the Exchange Act or the rules and regulations of the Commission under such acts to be included in the Final Memorandum.

          (r) Each of the Issuers and the Operating Partnership (with respect to Section 7 hereof) has all necessary partnership or corporate power (as applicable) to enter into the Transaction Documents to which it is a party and to carry out all the terms and provisions hereof and thereof to be carried out by it.

          (s) This Agreement has been duly authorized, executed and delivered by each of the Issuers and the Operating Partnership and constitutes a valid and binding agreement of each of the Issuers and the Operating Partnership and is enforceable against each of the Issuers and the Operating Partnership in accordance with its terms; provided that such enforceability may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws.

          (t) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (u) None of the Issuers, the Operating Partnership, the Subsidiaries or the General Partner is in violation of its certificate of incorporation, certificate of formation, by-laws, partnership agreement or limited liability company agreement, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that, individually or in the aggregate, would not have a Material Adverse Effect.



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          (v) The statements set forth in the Final Memorandum under the caption
     "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Description of Certain Indebtedness," "Certain U.S. Federal Tax Considerations" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

          (w) Each of the Issuers, the Operating Partnership and the Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants, or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and
     (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

          (x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean up, closure or properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

          (y) Other than as set forth in the Preliminary Memorandum and the Final Memorandum, there are no legal or governmental proceedings pending to which the Issuers, the Operating Partnership or any of the Subsidiaries is a party or of which any property of the Issuers, the Operating Partnership or any of the Subsidiaries is the subject which, if determined adversely to the Issuers, the Operating Partnership or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Partnership's management, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (z) None of the Issuers or the Operating Partnership is, nor, after giving effect to the offering and sale of the Notes, will be, (i) an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended (the "PUHCA").

          (aa) Each of the Issuers, the Operating Partnership and the Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Memorandum, subject to such qualifications as may be set forth in the Memorandum and except for such permits the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Issuers, the Operating Partnership and each of the Subsidiaries has fulfilled and performed all its material


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     obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not have a Material Adverse Effect. Except as described in the Memorandum, none of such permits contains any restriction that is materially burdensome to the Issuers, the Operating Partnership and the Subsidiaries considered as a whole.

          (bb) None of the Issuers or the Operating Partnership nor any of their respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (cc) Each of the Issuers and the Operating Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange
     Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to its principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the date of the filing of the Partnership's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

          (ee) Based on the evaluation of its disclosure controls and procedures, the Partnership is not aware of (i) any significant deficiency in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Partnership's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership's internal control over financial reporting.

          (ff) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

          (gg) For each taxable year of the Partnership, less than 10% of the gross income of the Partnership has been derived from sources other than
     (i) the exploration, development, production, processing, refining, transportation or marketing of any mineral or natural resource,

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     including oil, gas or products thereof, or (ii) other items of qualifying income within the meaning of Section 7704(d) of the Internal Revenue Code of 1986, as amended.

          (hh) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership and Agway Energy, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

          (ii) Each of the Indenture, the Escrow and Security Agreement and the Registration Rights Agreement have been duly authorized by each of the Issuers and, on the Closing Date, will have been duly executed and delivered by each of the Issuers, and will constitute the valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their respective terms, except as may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws. The Escrow and Security Agreement, the Indenture and the Registration Rights Agreement will conform to the description thereof in the Final Memorandum.

          (jj) The Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

          (kk) The Notes have been duly authorized by each of the Issuers and, on the Closing Date, when executed and authenticated by each of the Issuers in the manner provided for in the Indenture and delivered to and paid for by the Initial Purchasers as provided in this Agreement, will constitute the legal, valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the Exchange Notes (as defined in the Registration Rights Agreement) have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited (A) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; and the Notes and the Exchange Notes will conform to the descriptions thereof in the Final Memorandum.

          (ll) Each of the Issuers is not now nor after giving effect to the issuance of the Notes and the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby or described in the Preliminary Memorandum or the Final Memorandum, will be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated business or (iii) incurring debts or other obligations beyond its ability to pay such debts or obligations as they become due.

          (mm) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Partnership or any of its subsidiaries maintains, contributes to or has any obligation to contribute to, or with respect to which the Partnership or any of its subsidiaries has any liability, direct or indirect, contingent or otherwise (a "Plan"); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Partnership or any of its subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or failure to act, which could reasonably be expected to cause the loss of such qualification.

          (nn) No holder of securities of the Issuers or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (oo) The Partnership and its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) have not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (pp) Within the preceding six months, none of the Partnership or any of its Affiliates has, directly or through any agent, made offers or sales of any security of the Partnership, or solicited offers to buy or otherwise negotiated in respect of any securities of the Partnership of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes, other than the Notes offered or sold to the Initial Purchasers hereunder.

          (qq) None of the Partnership, any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to which no statement is made), has engaged in any directed selling efforts with respect to the Notes, and each of them has complied with the offering restrictions requirement of Regulation S under the Securities Act ("Regulation S"). Terms used in this paragraph have the meanings given to them by Regulation S.

          (rr) None of the Partnership or any of its Affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes; nor has the Partnership or any of its Affiliates paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Partnership (except as contemplated by this Agreement).

          (ss) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (tt) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 3 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and disclosed in the Preliminary Memorandum and the Final Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (uu) None of the Transactions (including, without limitation, the use of proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

          (vv) Except as disclosed in the Final Memorandum, to the knowledge of the Issuers there are no agreements, arrangements or understandings that will require the payment of any commissions, fees or other remuneration to any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement.

     Each certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by the Issuers, to the Initial Purchasers as to the matters covered thereby.

     2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell $175,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agree to purchase from the Issuers the principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto at a purchase price equal to 97.25% of the principal amount thereof (the "Purchase Price"). One or more certificates in definitive form or global form, as instructed by the Representatives for the Notes that the Initial Purchasers have severally agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Partnership not later than one full business day prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Representatives for the respective accounts of the Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Notes to the Initial Purchasers duly paid, against payment by or on behalf of the Initial Purchasers of the Purchase Price therefor by wire transfer in Federal or other funds immediately available to the account of the Issuers specified by the Partnership to the

Representatives at least forty-eight hours in house; provided that such account may be required to be the Escrow Account pursuant to the Escrow and Security Agreement, if applicable. Such delivery of and payment for the Notes shall be made at the offices of Latham & Watkins LLP ("Counsel for the Initial Purchasers"), 885 Third Avenue, Suite 1000, New York, New York 10022, at 10:00 A.M., New York City time, on December 23, 2003, or at such other place, time or date as the Representatives and the Issuers may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuers will make such certificate or certificates for the Notes available for examination by the Initial Purchasers at the New York City offices of Counsel for the Initial Purchasers not later than 10:00 A.M., New York City time on the business day prior to the Closing Date.

     3. Offering of the Notes and the Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represent and warrant to and agree with the Issuers that:

          (a) It is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB").

          (b) It will solicit offers for such Notes only from, and will offer such Notes only to, persons that it reasonably believes to be (1) in the case of offers inside the United States, QIBs or (2) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Notes are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors."

          (c) It will not offer or sell the Notes using any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) under the Securities Act.

          (d) With respect to offers and sales outside the United States:

               (i) at or prior to the confirmation of any sale of any Notes sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period (as defined in Regulation S) a confirmation or notice substantially to the following effect:

                    "The Notes covered hereby have not been registered under the
               U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, (i) as part of their distribution at any time; or (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes and December 23, 2003, except in either case in accordance with Regulation S or

               Rule 144A under the Securities Act. Terms used above have the meanings given to them by Regulation S."; and

               (ii) such Initial Purchaser has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 3(b); accordingly, such Initial Purchaser has not engaged nor will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and such Initial Purchasers has complied and will comply with the offering restrictions requirements of Regulation S.

     Terms used in this Section 3(d) have the meanings given to them by Regulation S.

          (e) (A) it has not offered or sold and, prior to the expiry of a period of six months from the closing of the Offering of the Notes, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (B) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FMSA")) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FMSA does not apply to the Issuers; and (C) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

     4. Covenants of the Issuers. The Issuers covenant and agree with the Initial Purchasers that:

          (a) The Issuers will prepare the Final Memorandum in the form approved by the Representatives and will not amend or supplement the Final Memorandum, including by filing documents under the Exchange Act which are incorporated by reference therein, without first furnishing to the Representatives a copy of such proposed amendment or supplement or filing and will not use or file any amendment or supplement to which the Representatives may object.

          (b) The Issuers will furnish to the Initial Purchasers and to Counsel for the Initial Purchasers prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period referred to in paragraph (c) below, without charge, as many copies of the Final Memorandum and any amendments and supplements thereto as they reasonably may request.

          (c) At any time prior to the completion of the distribution of the Notes by the Initial Purchasers, if any event occurs or condition exists as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Initial Purchasers of the same; (ii) subject to the requirements of paragraph (a) of this Section 4, prepare and provide to the Initial Purchasers an amendment or supplement to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law; and (iii) supply any supplemented or amended Final Memorandum to the Initial Purchasers and Counsel for the Initial Purchasers, without charge, in such quantities as may be reasonably requested.

          (d) To furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partners' capital and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail; the Issuers shall be deemed to be in compliance with their obligations pursuant to this Section 4(d) by publicly filing such information with the Commission via its Electronic Data Gathering and Retrieval System ("EDGAR");

          (e) During a period of two years from the Closing Date, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to unitholders (which delivery obligations shall be deemed to be complied with the public filing of such information with the Commission via EDGAR), and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Partnership is listed (which delivery obligations shall be deemed to be complied with the public filing of such information with the Commission via EDGAR); and (ii) such additional information concerning the business and financial condition of the Partnership as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Partnership and its subsidiaries are consolidated in reports furnished to its unitholders generally or to the Commission).

          (f) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds."

          (g) The Issuers will (i) qualify the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and (ii) maintain such qualifications for so long as required for the resale of the Notes by the Initial Purchasers; provided that in connection therewith the Issuers shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where they are not presently qualified or where they would be subject to taxation as a foreign entity. The Issuers will promptly advise the Initial Purchasers of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (h) During the period of two years from the Closing Date, the Issuers will not, and will not permit any of their Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act or in accordance with Rule 144 under the Securities Act.

          (i) Except as contemplated in the Registration Rights Agreement, none of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (j) None of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will sell, offer for sale, or solicit any offer to buy the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (k) None of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to which no statement is made), will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and each of them will comply with the offering restrictions requirements of Regulation S.

          (l) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Partnership is not then subject to Section 13 or 15(d) of the Exchange Act, the Partnership will provide at its expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

          (m) Until completion of the distribution, neither the Issuers nor any of their Affiliates will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

          (n) During the period of three years from the Closing Date, the Partnership and its subsidiaries will conduct its operations in a manner that will not subject the Partnership or any subsidiary to registration as an investment company under the Investment Company Act.

          (o) The Issuers will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuers or warrants to purchase debt securities of the Issuers substantially similar to the Notes (other than the Notes offered pursuant to this Agreement) for a period of 90 days after the date hereof, without the prior written consent of each of the Representatives.

     5. Expenses. (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Issuers will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers' counsel and accountants in connection with the issuance and sale of the Notes and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing and mailing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) the cost of producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state securities laws, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes, and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 4(d) hereof, including filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iii) any fees charged by rating agencies for the rating of the Notes, (iv) all document production charges in connection with the preparation of this Agreement and the Notes, (v) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any paying agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Notes, (viii) all costs and expenses relating to investor presentations, including any "road show" presentations undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives (including the Initial Purchasers) and officers of the Issuers and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

     (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than (i) termination of this Agreement pursuant to Section 8 hereof, or (ii) by reason of a default by any of the Initial Purchasers, the Issuers will reimburse the Initial Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

     6. Conditions to the Initial Purchaser's Obligations. The obligations of the several Initial Purchasers hereunder to purchase and pay for the Notes shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Issuers herein are, at and as of the Closing Date, true and correct, the condition that the Issuers shall have performed all of their obligations hereunder theretofore to be performed, the accuracy of the statements by the Issuers' officers made pursuant to the provisions hereof, and the following additional conditions:

          (a) Latham & Watkins LLP, Counsel for the Initial Purchasers, shall have furnished to the Initial Purchasers their written opinion, dated the Closing Date, with respect to the matters covered in paragraphs (i), (ii),
     (iii), (iv), (v), (viii) (insofar paragraph (viii) relates to the "Description of Notes"), (ix) and (xiii) of subsection (b) below as well as such other related matters as the Initial Purchasers may reasonably require, and such counsel shall have received such papers and information from the Issuers as they may reasonably request to enable them to pass upon such matters.

          (b) Cahill Gordon & Reindel LLP, counsel for the Issuers, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

               (i) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. Finance Corp. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its property and to conduct its business as described in the Final Memorandum, to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder.

               (ii) The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers and the Operating Partnership.

               (iii) Each of the Indenture, the Escrow and Security Agreement and the Registration Rights Agreement has been duly authorized by each of the Issuers and has been duly executed and delivered by each of the Issuers, and constitutes the valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their respective terms, except as may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
          (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws.

               (iv) The Notes have been duly authorized, executed and delivered by each of the Issuers and, when paid for by the Initial Purchasers as provided in the Purchase Agreement, will constitute the legal, valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms, except as the enforcement thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws, and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

               (v) The Exchange Notes have been duly authorized and, when executed and authenticated in the manner provided for in the Registration Rights Agreement and the Indenture, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as to rights to indemnification or contribution by considerations of public policy related to federal or state securities laws.

               (vi) The issuance and sale of the Notes on the Closing Date by the Issuers, the compliance by the Issuers with all of the provisions of this Agreement and the compliance by the Operating Partnership with the provisions of Section 7 hereof and the consummation of the transactions herein contemplated do not conflict with or violate any of the terms or provisions of, or constitute a breach or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which either of the Issuers or the Operating Partnership is a party or is bound and that is material to that Issuer or the Operating Partnership, nor will such action result in any violation of the provisions of the partnership agreement of either of the Issuers or the Operating Partnership or any Delaware partnership or corporation statute or federal statute or any order, rule or regulation (other than foreign and state securities or Blue Sky Laws, as to which such counsel expresses no opinion), or any judgment, writ, injunction, decree, order or ruling of any court or governmental agency or body having jurisdiction over either of the Issuers or the Operating Partnership of which such counsel is aware.

               (vii) No consent, approval, authorization, order, registration or qualification of or with any Delaware or federal governmental agency or body is required for the issuance and sale of the Notes or the consummation by the Issuers of the Transactions contemplated by this Agreement and the Operating Partnership with respect to Section 7 hereof, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or such approvals as may be required by the Commission in relation to any Exchange Registration Statement or Shelf Registration Statement (as defined in the Registration Rights Agreement) (it being understood that the opinion may be limited to those consents, approvals, authorizations, orders, registrations or qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement).

               (viii) The statements set forth in the Final Memorandum under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Notes, and under the captions "Description of Certain Indebtedness" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

               (ix) The statements in the Final Memorandum under the caption "Certain United States Federal Income Tax Considerations," insofar as such statements constitute a summary of the United States federal tax laws referred to therein, are accurate and fairly summarize in all material respects the United States federal tax laws referred to therein.

               (x) Neither of the Issuers nor the Operating Partnership is (i) an "investment company," as such term is defined in the Investment Company Act, or (ii) subject to regulation as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof, under PUHCA.

               (xi) The documents incorporated or deemed to be incorporated by reference in the Final Memorandum (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

               (xii) The Escrow and Security Agreement creates a valid and enforceable security interest in favor of the Trustee for the benefit of the holders of Notes in the Escrow Accounts and the Escrow Property to secure the repayment of the Notes and other amounts that may be payable from time to time under the Indenture. The provisions of the Escrow and Security Agreement are effective to perfect the security interest of the Trustee in the Grantors' rights, title and interest in the Escrow Accounts under Article 9 of the New York Uniform Commercial Code.

               (xiii) Assuming, without independent investigation, (a) that the Notes are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of, and in the manner contemplated by, this Agreement and the Final Memorandum, (b) the accuracy of the representations and warranties of the Issuers set forth in the Purchase Agreement and in the certificates delivered by officers of the Issuers pursuant to this Agreement, (c) the accuracy of the Initial Purchasers' representations and warranties set forth in this Agreement, (d) the due performance by the Issuers and the Initial purchasers of their respective covenants and agreements set forth in this Agreement, (e) the Initial Purchasers' compliance with the offering and transfer procedures and restrictions described in the Final Memorandum and (f) the accuracy of the representations and warranties made in accordance with the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Notes, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Notes by the Initial Purchasers in accordance with Section 3 of the Purchase Agreement to register the Notes under the Securities Act of 1933 or to qualify the Indenture under the Trust

          Indenture Act of 1939, it being understood that no opinion is expressed as to any subsequent resale of any Notes.

     It being understood that the opinions set forth in clause (iii) above, insofar as it relates to the Escrow and Security Agreement, and in clause
     (xi) above, in its entirety, will be required only to the extent that the Escrow and Security Agreement is executed and delivered on the Closing Date pursuant to Section 6(l) hereof.

          In addition, such counsel will provide you a letter of negative assurance, dated as of the Closing Date, in form and substance satisfactory to you, to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and Agway Energy, representatives of the Initial Purchasers and representatives of counsel for the Initial Purchasers, at which conferences the contents of the Memorandum and related matters were discussed, and, although such counsel has not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum (except to the extent specified in subsection
     (vii) and (viii) of this Section 6(b)), no facts have come to their attention that lead them to believe that the Memorandum, on the date thereof or on the date of such letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view with respect to the financial statements and related notes, the financial statement schedules and the other financial and accounting data included or incorporated by reference in the Memorandum).

          (c) Janice G. Meola, Vice President, General Counsel and Secretary of the Partnership, shall have furnished to you her written opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

               (i) Each of the Issuers has an authorized capitalization as set forth in the Final Memorandum. All of the issued and outstanding Common Units of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except as nonassessability may be affected by the legal issues described with respect to holders of the Common Units in the "Risk Factors" section of the Prospectus under the captions "Unitholders may not have limited liability in some circumstances" and "Unitholders may have liability to repay distributions").

               (ii) There is no legal or governmental proceeding pending or, to such counsel's knowledge, threatened against either of the Issuers or the Operating Partnership or any of their respective properties that is required to be described in the Final Memorandum and that has not been so described.

               (iii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms. The Operating Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each in accordance with its terms, provided that the enforceability of each such agreement is subject to the qualifications that (A) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally, (B) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (C) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) and (D) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

          (d) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements, pro forma financial information and certain financial information contained in each Memorandum; provided that the letter shall use a "cut-off date" within three days of the date of such letter. References to the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (e) (i) Neither of the Issuers nor the Operating Partnership shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum, and (ii) since the respective dates as of which information is given in the Memorandum there shall not have been any change in the Common Units, partners' capital or long-term debt of either of the Issuers nor the Operating Partnership or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners' capital or results of operations of either of the Issuers or the Operating Partnership, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Initial Purchasers so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Memorandum;

          (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Partnership's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership's debt securities (other than as part of a downgrading or public announcement of surveillance or review, with possible negative implications, of the industry sector in which the Partnership conducts business by any such nationally recognized statistical rating organization);

          (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the "Exchange"), the NASDAQ National Market or in the over-the-counter market; (ii) a suspension or material limitation in trading in the Partnership's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State or North Carolina State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of either of the Representatives makes it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Memorandum;

          (h) The Initial Purchasers shall have received a certificate, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, of the Chief Executive Officer and the Chief Financial Officer of the Issuers as to the accuracy of the representations and warranties of the Issuers in this Agreement at and as of the Closing Date; that the Issuers have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and as to the matters set forth in Sections 6(d) and (e).

          (i) The Notes shall have been designated for trading on PORTAL.

          (j) The Notes shall be eligible for clearance and settlement through the Depository Trust Company.

          (k) The bankruptcy court with jurisdiction over the chapter 11 proceedings of Agway, Inc. shall have entered an order approving the sale (the "Sale Order") of substantially all of the assets of Agway Energy (as described and on the terms set forth in the Final Memorandum, the "Acquisition"); the Operating Partnership shall be a bona fide purchaser of the assets acquired in the Acquisition entitled to a valid 363(m) sale under the Bankruptcy Code; and any appeal period applicable to the Sale Order shall have expired or, with the prior approval of the Representatives, which shall not be unreasonably withheld, waived by the Operating Partnership.

          (l) Either (A) the Acquisition shall be consummated simultaneously with the closing of the Offering on the Closing Date or (B) the Initial Purchasers shall have received copies of the Escrow and Security Agreement, duly authorized, executed and delivered by each of the Issuers and the Trustee; the Escrow Account shall have been established by the Trustee, in its capacity as escrow agent, to the reasonable satisfaction of the Initial Purchasers; the Issuers shall have irrevocably sent by wire transfer, in immediately available funds, such amount in currency required to be deposited by the Issuers in the Escrow Account pursuant to Escrow and Security

     Agreement; the Issuers shall have granted a valid first priority security interest in the Escrow Account on behalf of the holders of the notes and shall have perfected such security interest to the reasonable satisfaction of the Initial Purchasers; and the other conditions contained in the Escrow and Security Agreement shall have been satisfied.

          (m) The Initial Purchasers shall have received copies of the Registration Rights Agreement, duly authorized, executed and delivered by each of the Issuers.

          (n) On or before the Closing Date, the Initial Purchasers and Counsel for the Initial Purchasers shall have received such further certificates, documents or other information as they may have reasonably requested from the Issuers.

     7. Indemnification and Contribution. (a) Each of the Issuers and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither of the Issuers nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by any Initial Purchaser through the Representatives expressly for use therein.

     (b) Each Initial Purchaser will indemnify and hold harmless each of the Issuers and the Operating Partnership against any losses, claims, damages or liabilities to which either of the Issuers or the Operating Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Memorandum or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Partnership by such Initial Purchaser through the Representatives expressly for use therein; and will reimburse each of the Issuers and the Operating Partnership for any legal or other expenses reasonably incurred by either of them in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Operating Partnership on the one hand and the Initial Purchasers on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Operating Partnership on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issues and the Operating Partnership on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Operating Partnership bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Final Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Operating Partnership on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers, the Operating Partnership and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations under this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Issuers and the Operating Partnership under this
Section 7 shall be in addition to any liability which the Issuers or the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Act; and the obligations of the Initial Purchasers under this Section 7 shall be in addition to any liability which the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to the General Partner, to each officer and member of the Board of Supervisors of the Partnership and to each person, if any, who controls either of the Issuers or the Operating Partnership within the meaning of the Act.

     8. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers shall be obligated to purchase the Notes that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date (the "Remaining Notes") in the respective proportions that the principal amount of the Notes set opposite the name of each non-defaulting Initial Purchaser in Schedule I hereto bears to the total number of the Notes set opposite the names of all the non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10% of the total amount of Notes to be purchased on the Closing Date, and no non-defaulting Initial Purchaser shall be obligated to purchase more than 110% of the amount of Notes that it agreed to purchase on the Closing Date pursuant to this Agreement. If the foregoing maximums are exceeded, the non-defaulting Initial Purchasers, or those other purchasers satisfactory to the Initial Purchasers who so agree, shall have the right, but not the obligation, to purchase, in such proportion as may be agreed upon among them, all the Remaining Notes. If the non-defaulting Initial Purchasers or other Initial Purchasers satisfactory to the Initial Purchasers do not elect to purchase the Remaining Notes, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Issuers, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth herein.

     Nothing contained in this Agreement shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers for damages caused by its default. If other purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Issuers or the Representatives may postpone the Closing Date for up to five full business days in order to effect any changes in the Transaction Documents or in any other document or arrangement that, in the opinion of counsel for the Issuers or Counsel for the Initial Purchasers, may be necessary.

     9. Survival. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Issuers, the Operating Partnership, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser, or either of the Issuers, the Operating Partnership, or any officer, member of the Board of Supervisors or controlling person of either Issuer or the Operating Partnership referred to in Section 7 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     10. Termination. If this Agreement shall be terminated pursuant to Section 8, the Issuers shall not then be under any liability to any of the Initial Purchasers except as provided in Sections 5 and 7 hereof; but, if for any other reason, the Notes are not delivered by or on behalf of the Issuers as provided herein, the Issuers will reimburse the Initial Purchasers through you for all out-of-pocket expenses reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Notes, but the Issuers shall then be under no further liability to any Initial Purchasers except as provided in Section 5 and 7 hereof.

     11. Information Supplied by Initial Purchasers. The statements set forth in the last sentence of the second paragraph, the third sentence of the fifth paragraph and the sixth paragraph under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum, to the extent such statements relate to the Initial Purchasers, constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 1(a) and 7 hereof.

     12. Notices. All communications hereunder shall be in writing and, if sent to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288-0604, Attention: Jay Braden, with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022,

Attention: Kirk A. Davenport, Esq., and if sent to the Issuers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Issuers at 240 Route 10 West, Whippany, New Jersey 07981,
Attention: A. Davin D'Ambrosio, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John Schuster, Esq.

     13. Successors. This Agreement shall inure to the benefit of and shall be binding upon the several Initial Purchasers, the Issuers, the Operating Partnership and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the several Initial Purchasers, the Issuers, the Operating Partnership and their respective successors and legal representatives, and for the benefit of no other person, except that (i) the indemnities of the Issuers and the Operating Partnership contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 7 of this Agreement shall also be for the benefit of the affiliates, supervisors, directors and officers of the Issuers, the Operating Partnership, and any person or persons who control the Issuers and the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor to such Initial Purchaser because of such purchase.

     14. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when banking institutions in the City and State of New York are open for business.

     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. Consent to Jurisdiction and Service of Process. (a) All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, which jurisdiction is non-exclusive.

     (b) Each party agrees that any service of process or other legal summons in connection with any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, postage prepaid, addressed to the served party at its address as provided for in Section 12 hereof. Nothing in this Section shall affect the right of the parties to serve process in any other manner permitted by law.

     17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     18. Confidentiality. The Partnership is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S.

federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Initial Purchasers imposing any limitation of any kind.

            [The remainder of this page is intentionally left blank.]

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Issuers, the Operating Partnership and the Initial Purchasers.


                                Very truly yours,

                                SUBURBAN PROPANE PARTNERS, L.P.



                                By: /s/ Michael J. Dunn, Jr.
                                    ----------------------------------------
                                    Name:   Michael J. Dunn, Jr.
                                    Title:  Senior Vice President--Corporate
                                            Development



                                SUBURBAN ENERGY FINANCE CORP.



                                By: /s/ Michael J. Dunn, Jr.
                                    ----------------------------------------
                                    Name:  Michael J. Dunn, Jr.
                                    Title: President



                                SUBURBAN PROPANE, L.P.



                                By: /s/ Michael J. Dunn, Jr.
                                    ----------------------------------------
                                    Name:  Michael J. Dunn, Jr.
                                    Title: Senior Vice President--Corporate
                                           Development


Accepted as of the date hereof.

WACHOVIA CAPITAL MARKETS, LLC



/s/ Lewis S. Morris III
------------------------------------
Name:   Lewis S. Morris III
Title:  Vice President

/s/ Goldman, Sachs & Co.
------------------------------------
       (Goldman, Sachs & Co.)

                                   SCHEDULE I

                               INITIAL PURCHASERS


                                                       Aggregate Principal
                                                      Amount of Notes to be
Initial Purchaser                                  Purchased from the Issuers
-----------------                                  --------------------------

Wachovia Capital Markets, LLC..................         $     87,500,000
Goldman, Sachs & Co............................         $     87,500,000
                                                        ----------------
         Total.................................         $    175,000,000
                                                        ================




                                      S-1